UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2024

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WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11250 Waples Mill Road, South Tower 210, Fairfax, Virginia	22030
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	WYY	NYSE American

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, WidePoint Corporation (the “Company”) entered into new employment agreements with each of its executive officers: Jin Kang, Chief Executive Officer and President, Todd Dzyak, Executive Vice President, and Chief Operating Officer, Robert George, Executive Vice President, and Chief Financial Officer, Jason Holloway, Executive Vice President, and Chief Revenue Officer and Ian Sparling, Executive Vice President, and Chief Operating Officer, International.  The employment agreements are substantially the same as the prior employment agreements except that the agreements: (i) were each extended to December 31, 2027 (with one year auto-renewal); (ii) provide for an annual base salary of $375,000 for  Kang, $275,000 for Todd Dzyak, $275,000 for Robert George, $275,000 for Jason Holloway and €250,000 for Ian Sparling; (iii) provide for an annual target bonus of 50% of base salary with a maximum of 100% (other than Mr. Kang’s whose is targets are 75% and 150%, respectively and (iv) provide for an award of 10,000 shares of restricted stock subject to time vesting (20,000 for Mr. Kang).

A copy of each of the employment agreements are filed herewith and the foregoing descriptions are qualified by reference to the full text thereof.

Item 9.01(d) Financial Statements and Exhibits

10.1	Employment Agreement with Jin Kang
10.2	Employment Agreement with Todd Dzyak
10.3	Employment Agreement with Robert George
10.4	Employment Agreement with Jason Holloway
10.5	Employment Agreement with Ian Sparling
104	Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: May 20, 2024	/s/ Jin Kang
Jin Kang
Chief Executive Officer

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